Filed by Charter Communications Inc.
(Commission File No. 001-33664)
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
of the Securities Exchange Act of 1934 as amended

Subject Company:  Time Warner Cable Inc.
(Commission File No. 001-33335)

Exhibit 99.1

NEWS

CHARTER COMMUNICATIONS PROPOSES MERGER WITH TIME WARNER CABLE
Stamford, CT - January 13, 2014 - Charter Communications announced today that it has sent a letter to Time Warner Cable proposing that the companies immediately engage in discussions to conclude a merger agreement to combine the companies.

Charter believes that, unlike substantially all other cable transactions over the last five years that were cash transactions, this transaction would be based on combining shareholder groups and allowing Time Warner Cable shareholders to participate at a substantial premium to Time Warner Cable’s unaffected stock price as well as meaningful upside following completion.

Charter has made repeated overtures to Time Warner Cable on this topic for more than six months. Until December, Time Warner Cable chose not to engage or find out more. The CEOs and CFOs respectively met in December to walk through Charter’s plan including the structure, financing, tax and cash flow aspects of a transaction, but the flow of information has been exclusively one-way. Because Time Warner Cable’s stock has run up on widespread shareholder endorsement of a deal to the point where the premium is already reflected in the share price, Time Warner Cable’s response led Charter to determine there is no genuine intent from Time Warner Cable’s management and Board of Directors to engage in a merger agreement, and that it is prudent to bring the matter to shareholders directly. The full text of the letter is included below.

Goldman Sachs and LionTree Advisors are serving as lead financial advisors to Charter in connection with this transaction. Guggenheim Securities is also a financial advisor to Charter. BofA

Merrill Lynch, Credit Suisse, and Deutsche Bank Securities Inc. are also financial advisors to Charter, and together with Goldman Sachs, are leading the financing for the transaction. The law firms Wachtell, Lipton, Rosen & Katz and Kirkland & Ellis LLP are also representing Charter.

Conference Call

Charter will host a conference call on Tuesday, January 14, 2014 at 4:30 p.m. Eastern Time (ET) related to the contents of this release.

The conference call will be webcast live via the company’s website at charter.com. The webcast can be accessed by selecting “Investor & News Center” from the lower menu on the home page. Participants should go to the webcast link no later than 10 minutes prior to the start time to register.

Those participating via telephone should dial 866-919-0894 no later than 10 minutes prior to the call. International participants should dial +1 706-679-9379. The conference ID code for the call is 31454794.

Letter Sent To Time Warner Cable Management
January 13, 2014

Time Warner Cable Inc.
60 Columbus Circle
New York, New York 10023
Attention: Robert D. Marcus
Chairman and Chief Executive Officer

Dear Rob:

I enjoyed spending time with you in December discussing our prior proposals and the challenges our industry faces. As you know, I believe we have a significant opportunity to put our companies together in a way that will create maximum, long-term value for shareholders and employees of both companies. Our financing plan, which gives us the ability to deleverage during a period where our operating plan has sufficient time to be implemented, is prudent. Our history of operating performance is well understood, as are our tax assets.

As you know, Time Warner Cable quickly rejected our proposals in June and October, and refused to engage until we met in December. I communicated a willingness to submit a revised proposal in the low $130s, including a cash component of approximately $83. Following our meeting, you agreed to have our CFOs meet to review the structure, financing, tax and cash flow aspects of a transaction, which we understand was very helpful for Time Warner Cable. We believed Time Warner Cable and its Board of Directors would recognize the significant value of this combination and genuinely engage. Instead, you came back with a verbal offer at an unrealistic price expectation which ignores a full 39% premium already reflected in Time Warner Cable’s stock (as of last Friday), widespread shareholder endorsement of a deal, and Time Warner Cable shareholders’ approximately 45% ownership in the upside of the proposed transaction. Furthermore, your proposal to significantly increase the cash component of the price contradicts Time Warner Cable’s own public statements on debt leverage. The information provided to date has been exclusively one-way, which further reinforces the point that there is no genuine interest from Time Warner Cable management and Board of Directors to engage on this opportunity.

While we are preserving all options going forward, we remain open to real engagement. We would like to engage with you to conclude an agreement for a business combination that is beneficial for your shareholders and ours. We would be prepared to offer a cash/stock election mechanism that would allow those shareholders who wish to participate in the benefits of a combination to do so, while others who wish to cash out will be able to do so at a meaningful premium. The financing to complete this transaction is fully negotiated, and we can be in a position to sign commitment letters in a matter of days.

This transaction is beneficial to Time Warner Cable shareholders who remain invested in the combined company because they realize the value creation from cost reductions, faster organic growth, and leveraged and tax advantaged returns. We also believe that the new combined company, through potential future swaps and divestitures with other industry participants, can help rationalize the geographic holdings of the industry into more efficient entities capable of providing better services and products into a very competitive marketplace, thus generating higher returns for the combined company and the industry at large.

We are fully prepared to finalize a deal on an extremely expedited basis. We believe that time is of the essence to prepare our companies to meet the challenges of the industry, which is why we have decided to announce the status of our discussions to date to both sets of shareholders.

With best regards,
/s/ Tom
Thomas M. Rutledge, President and Chief Executive Officer

About Charter
Charter (NASDAQ: CHTR) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TV® video entertainment programming, Charter Internet® access, and Charter Phone®. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at charter.com.

# # #

Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a business combination transaction with Time Warner Cable Inc. (“TWC”) proposed by Charter Communications, Inc. (“Charter”), which may become the subject of a registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). This material is not a substitute for the proxy statement/prospectus Charter would file with the SEC regarding the proposed transaction if a negotiated transaction is agreed or for any other document which Charter may file with the SEC and send to Charter’s or TWC’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CHARTER AND TWC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter through the web site maintained by the SEC at http://www.sec.gov.

No tender or exchange offer for the shares of TWC has commenced at this time. In connection with the proposed transaction, Charter may file tender or exchange offer documents with the SEC. Any definitive tender or exchange offer documents will be mailed to stockholders of TWC. INVESTORS AND SECURITY HOLDERS OF TWC ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter through the web site maintained by the SEC at http://www.sec.gov.

In connection with the proposed transaction, Charter may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of TWC. INVESTORS AND SECURITY HOLDERS OF TWC ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter through the web site maintained by the SEC at http://www.sec.gov.
CERTAIN INFORMATION REGARDING PARTICIPANTS
Charter and certain of its respective directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Charter’s directors and executive officers in Charter’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 22, 2013, and its proxy statement for the 2013 Annual Meeting, which was filed with the SEC on March 21, 2013. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the SEC. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as “believe”, “expect”, “anticipate”, “should”, “planned”, “will”, “may”, “intend”, “estimated”, “aim”, “on track”, “target”, “opportunity”, “tentative”, “positioning”, “designed”, “create”, “predict”, “project”, “seek”, “would”, “could”, “potential”, “continue”, “ongoing”, “upside”, “increases” and “potential”, among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	the ultimate outcome of any possible transaction between Charter and TWC including the possibility that Charter will not pursue a transaction with TWC;

•
if a transaction between Charter and TWC were to occur, the ultimate outcome and results of integrating the operations of TWC and Charter, the ultimate outcome of Charter’s pricing and packaging and operating strategy applied to TWC and the ultimate ability to realize synergies at the levels currently expected;

•
our ability to sustain and grow revenues and cash flow from operations by offering video, Internet, telephone, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

•
the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, and video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the development and deployment of new products and technologies;

•	the effects of governmental regulation on our business or potential business combination transaction;

•
the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•
our ability to comply with all covenants in our indentures and credit facilities any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.